Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Franklin Wireless Corp.

We hereby consent to the incorporation by reference of our report dated September 30, 2024, in the Registration Statement on Form 10-K relating to the consolidated financial statements of Franklin Wireless Corp. as of and for the year ended June 30, 2024.

Rowland Heights, California

September 30, 2024